Exhibit 99

Press Release

SASKFERCO CORPORATE AFFAIRS: Brad DeLorey, 306-530-1101

GOVERNMENT OF SASKATCHEWAN CONTACT: Karen Schmidt, 306-787-5889

MOSAIC INVESTOR CONTACT: Christine Battist, 763-577-2828

MOSAIC MEDIA CONTACT: Linda Thrasher, 763-577-2864

Mosaic and Investment Saskatchewan Announce They Are

Seeking a Buyer for Saskferco Products Inc.

PLYMOUTH, MN, June 20, 2008 – The Mosaic Company (NYSE:MOS) and Investment Saskatchewan today announced they are seeking a buyer for Saskferco Products Inc. (Saskferco).

“Saskferco is an excellent company and will have an exciting future under new ownership,” said Jim Prokopanko, President and Chief Executive Officer of Mosaic. “The sale of Saskferco will allow us to focus on our core businesses of potash and phosphates and to fund the planned expansions of our Saskatchewan potash mines and other non-U.S. assets. We remain fully committed to Saskatchewan and are aggressively pursuing our 5.1 million tonne potash capacity expansion initiative in the province over the next 12 years.”

“Saskferco is a strong company that is well positioned for the future,” said Minister Lyle Stewart, the Minister Responsible for Investment Saskatchewan. “Provided that a fair value can be obtained, there is no longer any reason for the government to retain its minority ownership position. We expect Saskferco to continue as a vibrant and successful private company in our provincial economy.”

There can be no certainty a sale of Saskferco will result from this process. Further announcements will be made as events warrant.

About The Mosaic Company

The Mosaic Company is one of the world's leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphates and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

About Investment Saskatchewan

Investment Saskatchewan is a Saskatchewan Crown corporation that has a mandate to enhance economic growth and diversification through the provision of investment capital and financing and to ensure prudent management of commercially viable investments.

About Saskferco

Saskferco Products Inc. is one of North America's leading producers of nitrogen fertilizer. With a production facility in Belle Plaine, Saskatchewan, Saskferco is a private company primarily owned by The Mosaic Company and Investment Saskatchewan.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the ability to sell Saskferco and the desirability and effect thereof as well as Mosaic’s strategic priorities and future plans. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and Investment Saskatchewan and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks; changes in governmental policy; changes in environmental and other governmental regulation; adverse weather conditions affecting Mosaic’s operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation and reclamation differing from management’s current estimates; accidents involving Mosaic’s or Saskferco’s operations, including brine inflows at Mosaic’s Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions or releases of hazardous or volatile chemicals; changes in financial markets; and the level of interest in Saskferco from potential buyers and the course of negotiations with them, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

###